Exhibit 99.1

Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpower.com

Media
Natalie Wymer
650-223-9132
Natalie.Wymer@sunpower.com

SunPower Announces Fiscal Year 2020 Guidance
Company Reiterates its Third Quarter Post Spin 2020 Forecast

SAN JOSE, Calif., Sept 10, 2020 – SunPower (NASDAQ: SPWR) today announced financial guidance for the fourth quarter 2020 and fiscal year 2020, reflecting the recently completed spin off of Maxeon Solar Technologies.

For the fourth quarter 2020, the company expects GAAP revenue of $330 to $370 million, GAAP net income of $0 million to $10 million, Adjusted EBITDA of $20 million to $30 million and megawatts (MW) recognized in the range of 150 MW to 170 MW.

For fiscal year 2020, the company expects GAAP revenue of $1.06 billion to $1.10 billion, GAAP net income of $30 million to $40 million, Adjusted EBITDA of $20 million to $30 million and MW recognized in the range of 465 MW to 510 MW.

SunPower will discuss its fourth quarter and fiscal year 2020 outlook during its 2020 virtual Capital Markets event today, Sept. 10, 2020, starting at 8:30 a.m. Eastern Time. Please note that the entire event will be webcast and relevant materials will be posted to the company’s website before the event. To listen to the webcast, investors are encouraged to visit the Events and Presentations section of the SunPower Investor Relations webpage at http://investors.sunpowercorp.com/events.cfm.

About SunPower
Headquartered in California’s Silicon Valley, SunPower (NASDAQ:SPWR) is a leading Distributed Generation Storage and Energy Services provider in North America. SunPower offers the only solar + storage solution designed by one company that gives customers complete control over energy consumption, delivering grid independence, resiliency during power outages and cost savings to homeowners, businesses, governments, schools and utilities. For more information, visit www.sunpower.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our fourth quarter and fiscal year 2020 guidance, including GAAP revenue and net income, as well as Adjusted EBITDA and MW deployed, and related assumptions. These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) competition in the solar and general energy industry and downward pressure on selling prices and wholesale energy pricing; (2) regulatory changes and the availability of economic incentives promoting use of solar energy; (3) challenges managing our acquisitions, joint ventures and partnerships, including our ability to successfully manage acquired assets and supplier relationships, including our supply and technology collaboration relationship with Maxeon; (4) the success of our ongoing research and development efforts and our ability to commercialize new products and services, including products and services developed through strategic partnerships; (5) potential disruptions to our operations and supply chain that may result from epidemics or natural disasters, including impacts of the Covid-19 pandemic; (6) challenges in executing transactions key to our strategic plans, including regulatory and other challenges that may arise; (7) our liquidity, substantial indebtedness, and ability to obtain additional financing for our projects and customers; and (8) fluctuations in our operating results. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent report on Form 10-K, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

© 2020 SunPower Corporation. All Rights Reserved. SUNPOWER and the SUNPOWER logo are registered trademarks of SunPower Corporation in the U.S.

Q4 2020 and FY 2020 GUIDANCE

(in thousands except percentages)	Q4 2020	FY 2020
Revenue (GAAP and non-GAAP)	$330,000-$370,000	$1,060,000-$1,100,000
Net income (GAAP)	$0-$10,000	$30,000-$40,000
Adjusted EBITDA[1]	$20,000-$30,000	$20,000-$30,000

1.Estimated Adjusted EBITDA amount above for Q4 2020 includes net adjustments that decrease net income by approximately $5 million related to stock-based compensation expense, $1 million in business reorganization costs, $3 million related to depreciation expense, $10 million related to interest expense, and $1 million related to income taxes. Estimated Adjusted EBITDA amount above for fiscal 2020 includes net adjustments decrease (increase) net income by approximately $(120) million related to mark-to-market gain on equity investments, $(8) million related to gain on business divestiture, $20 million related to stock-based compensation expense, $30 million related to business reorganization costs, $5 million related to construction revenue on solar service contracts, $11 million related to depreciation expense, $36 million related to interest expense, and $20 million related to income taxes.